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                                                                     EXHIBIT 3.2

                          WESTERN MULTIPLEX CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                                     OFFICES

               Section 1. Principal Place of Business. The principal place of business of Western Multiplex Corporation (the "Corporation") shall be in Sunnyvale, California.

               Section 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               Section 1. Annual Meetings. The annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held, at such time and place within or without the State of Delaware as the Board of Directors shall from time to time determine.

               Section 2. Special Meetings. Special meetings of the stockholders may be called only by the Chief Executive Officer or the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

               Section 3. Notice. Except as otherwise provided by law, at least ten (10) and not more than sixty (60) days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation. Subject to Section 4 of this Article II, no business other than that stated in the notice shall be transacted at any meeting.

               Section 4. Notice of Stockholder Business and Nominations.

               (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(A) pursuant to the Corporation's notice of meeting delivered pursuant to
Section 3 of this Article II, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs
(a)(2) and (a)(3) of this Section 4 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.


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               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(1) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, as the case may be, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholders' notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may


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be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (a)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               (c) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or these Amended and Restated By-Laws (these "By-Laws"), the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 4 and, if any proposed nomination or business is not in compliance with this Section 4, to declare that such defective proposal or nomination shall be disregarded.

               (2) For purposes of this Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (3) For purposes of this Section 4, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 4, and in order for any notification required to be delivered by a stockholder pursuant to this Section 4 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

               (4) Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               Section 5. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority in voting power of the Corporation's issued and outstanding capital stock entitled to vote thereat shall constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time without further notice, other than an announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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               Section 6. Voting. Except as otherwise provided by law, the
Certificate of Incorporation, these By-Laws or any certificate of designations, all matters submitted to a meeting of stockholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or by proxy.

               Section 7. Organization. The Chairman of the Board of Directors, or if there be no Chairman or in the Chairman's absence or at the Chairman's discretion, the President, or in the President's absence or at the President's direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of such meeting. The Secretary of the Corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders' proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion that any such person has duly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. The chairman of the meeting shall have authority to adjourn any meeting of stockholders.

               Section 8. Proxies. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to, facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the older of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegrams, cablegrams or other means of electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making the determination shall specify the information upon which they relied.

               Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile


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telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

               Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

               Section 9. Record Date; List of Stockholders. (1) In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) if and to the extent permitted by the Certificate of Incorporation or these By-Laws, entitled to consent to corporate action in writing without a meeting; or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting,
(ii) in the case of clause (b) above, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (iii) in the case of clause (c) above, shall not be more than sixty (60) days prior to such action. If, for any reason, the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

               (2) The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholder, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               Section 10. Judges. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of the stockholders, the chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and after voting, shall make a certificate of the result of the vote taken.


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                                   ARTICLE III

                                    DIRECTORS

               Section 1. Number and Election of Directors. Subject to the rights, if any, of holders of any series of preferred stock to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of Directors constituting not less than a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Corporation's Board of Directors, but shall consist of not less than three (3) or more than fifteen (15) Directors. The Directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation, each class to be elected for the term set forth therein. The Directors shall be elected by stockholders at their annual meeting. Subject to the rights, if any, of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by an affirmative vote of the majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, and except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation. Directors need not be stockholders.

               Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board of Directors or the President and shall be called by the President or Secretary if directed by a majority of the Board of Directors. Oral or written notice, including by telegraph, telex, or transmission of a telecopy, facsimile, e-mail or other means of transmission, of each special meeting of the Board of Directors shall be duly served on or sent or mailed to each director to such director's address or telecopy number as shown on the books of the Corporation not less than twenty-four (24) hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held without notice if all the Directors are present (except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or if those not present waive notice of the meeting, before or after such meeting, in writing.

               Section 3. Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation, the By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

               Section 4. Committees of the Board of Directors. There are hereby established as committees of the Board of Directors an Audit Committee and a Compensation Committee, each of which shall have the powers and functions set forth in subsections (a) and (b) of this


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Section 4, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 4 as it may deem advisable. The Audit Committee shall consist of three or more directors, and each such other committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors. Designations of the chairman and members of each such committee, and if desired, a vice chairman and alternates for members, shall be made by the Board of Directors. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman.

               (a) Audit Committee. The Audit Committee shall select and engage, on behalf of the Corporation, independent public accountants to (1) audit the books of account or other corporate records of the Corporation and (2) perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Corporation. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Corporation. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

               (b) Compensation Committee. The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Corporation and of all Vice Presidents of the Corporation. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation.

               (c) Other Committees. The Board of Directors, or any committee, officer or employee of the Corporation may establish additional standing committees or special committees, each of which shall have the powers and functions as may be delegated to it by the Board of Directors. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 4(d) may be abolished by the Board of Directors or by the person or body by whom it was established as he, she or it may


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deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, shall be made by such person or body, at whose will all such members and alternates shall serve. The chairman of each such committee shall be designated by such person or body. Each such committee shall have a secretary who shall be designated by the chairman.

               (d) Application of Article. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Section 4, the provisions of this Section 4 shall govern, except that if such other document shall have been approved by the stockholders, voting as provided in the Certificate of Incorporation, or by the Board of Directors, the provisions of such other document shall govern.

               Section 5. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

               Section 6. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by committees of the Board of Directors, or by any other person, as to matters such director, member or officer, as the case may be, reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

               Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

               Section 8. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.


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               Section 9. Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall be effective at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV

                                    OFFICERS

               Section 1. Election; Term of Office. (1) The Board of Directors, immediately after the annual meeting of stockholders, shall elect officers of the Corporation, including a Chief Executive Officer, a President, a Vice President, a Treasurer and a Secretary and such other additional officers with such titles as the Board of Directors shall determine from time to time. Except as provided by law, any number of offices may be held by the same person.

               (2) All offices of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office.

               Section 2. Powers and Duties. Such officers shall have the powers and duties prescribed by law, these By-Laws or the Board of Directors. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

               Section 3. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall be effective at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                    ARTICLE V

                                      STOCK

               Section 1. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or


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in the name of the Corporation by the Chairman of the Board of Directors, or the
President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, as otherwise permitted by law, representing the number of shares registered in certificate form; and no certificate shall be valid unless so signed. Any or all of the signatures on the certificate may be a facsimile. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name, number of shares and the date of issue.

               Section 2. Transfer of Stock. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares will be made on the records of the Corporation as may be provided by law.

               Section 3. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, destroyed or stolen shall give the Corporation an affidavit as to his, her or its ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he, she or it also shall give the Corporation a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate. A new certificate shall be issued upon receipt of such an affidavit and, if required, upon the giving of such a bond.

               Section 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and according shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

               Section 1. Notices. Whenever any of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice, except as otherwise provided by the laws of the State of Delaware, may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given personally or by telephone or facsimile transmission or by telegram. Any notice given by facsimile transmission shall be deemed to have been given when transmitted. A waiver of such notice in writing, including by facsimile transmission, signed by the person or persons entitled thereto, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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               Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

               Section 3. Corporate Books. The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

               Section 4. Corporate Seal. The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. The corporate seal shall be retained under the custody and control of the Secretary or any Assistant Secretary except as and to the extent the use of the same by others may be expressly authorized by the Board of Directors.

               Section 5. Amendments. These By-Laws may be altered, amended or repealed by the affirmative vote of Directors constituting not less than a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Corporation's Board of Directors, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors, and provided, further, that these By-Laws may also be altered, amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class.

Effective January 15, 2002